UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                       -----------------------

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934

                       -----------------------

          Date of Report (Date of earliest event reported):
                            June 12, 2009


                   United States Steel Corporation
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        (Exact name of registrant as specified in its charter)


       Delaware                1-16811               25-1897152
   ---------------     ----------------------   -------------------
   (State or other        (Commission File         (IRS Employer
   jurisdiction of             Number)          Identification No.)
    incorporation)

       600 Grant Street, Pittsburgh, PA              15219-2800
      ----------------------------------             ----------
       (Address of principal executive               (Zip Code)
                   offices)

                            (412) 433-1121
                    ------------------------------
                   (Registrant's telephone number,
                         including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 12, 2009, United States Steel Corporation (the "Corporation") entered into a First Amendment to the Second Amended and Restated Receivables Purchase Agreement (the "RPA Amendment") and a Second Amendment to the Purchase and Sale Agreement (the "PA Amendment"). These agreements amend the Corporation's existing receivables program to increase certain reserve factors and percentages, provide for a termination event if there is a change of control of the Corporation, amend the definition of "Eligible Receivables", change certain performance triggers and make conforming and clarifying changes. The amended program will expire on September 24, 2010.

The RPA Amendment is filed herewith as Exhibit 10.1.

The PA Amendment is filed herewith as Exhibit 10.2

Item 9.01.  Financial Statements and Exhibits

       (d) Exhibits

           10.1 First Amendment to the Second Amended and Restated Receivables Purchase Agreement, dated as of June 12, 2009 by and among
                U. S. Steel Receivables LLC, as Seller; United States Steel Corporation, as initial Servicer; the persons party thereto as CP Conduit Purchasers, Committed Purchasers, LC Banks and Funding Agents; and The Bank of Nova Scotia, as Collateral Agent.

           10.2 Second Amendment to the Purchase and Sale Agreement dated as of June 12, 2009 by and among United States Steel Corporation and U. S. Steel Receivables LLC.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION



By   /s/ Gregory A. Zovko
     --------------------
     Gregory A. Zovko
     Vice President & Controller



Dated:  June 16, 2009